Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50369) of Crown Cork & Seal Company, Inc. of our report dated June 19, 1998 appearing on page 6 of this Form 11-K.




PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania
June 26, 1998